UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2011
Claire’s Stores, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-148108 (Commission File Number)	59-0940416 (I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois (Address of principal executive offices)	60192 (Zip Code)
Registrant’s telephone number, including area code: (954) 433-3900
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 11, 2011, Claire’s Stores, Inc. (the “Company”) issued a press release announcing selected preliminary unaudited fourth quarter and fiscal 2010 sales results. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
The information in this Item 2.02, including Exhibit 99.1, shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended (the “Securities Act”). The furnishing of this information pursuant to Item 2.02 shall not be deemed an admission by the Company as to the materiality of such information.
Item 8.01. Other Events.
On February 11, 2011, the Company issued a press release announcing its intention to offer senior secured second lien notes due 2019 in an offering pursuant to Rule 144A and Regulation S under the Securities Act. Pursuant to Rule 135c under the Securities Act, a copy of the press release announcing this intent is attached as Exhibit 99.2 hereto and is incorporated herein by reference.
The notes have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.
Item 9.01. Financial Statements and Exhibits.
           (d) Exhibits

Exhibit 99.1	Claire’s Stores, Inc. Press Release dated February 11, 2011

Exhibit 99.2	Claire’s Stores, Inc. Press Release dated February 11, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.
Date: February 11, 2011	By:	/s/ J. Per Brodin
		Name:	J. Per Brodin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Claire’s Stores, Inc. Press Release dated February 11, 2011
99.2	Claire’s Stores, Inc. Press Release dated February 11, 2011

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